Exhibit 15.1

Acknowledgment of Independent Registered Public Accounting Firm

May 14, 2026

To the Shareholders and Board of Directors of KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp for the registration of 24,000,000 common shares issuable under the KeyCorp 2026 Equity Compensation Plan of our report dated May 5, 2026 relating to the unaudited consolidated interim financial statements of KeyCorp that is included in its Form 10-Q for the quarter ended March 31, 2026.

/s/ Ernst & Young LLP
Cleveland, Ohio